UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2005

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On November 18, 2005, Hawaiian Airlines, Inc. (“Hawaiian Airlines”), a wholly-owned subsidiary of Hawaiian Holdings, Inc. (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Peter R. Ingram providing for Mr. Ingram’s service as Executive Vice President and Chief Financial Officer of Hawaiian Airlines.  Please see Item 5.02 below for a description of the material terms of the Employment Agreement.  As described below under Item 5.02, Mr. Ingram was also appointed Chief Financial Officer and Treasurer of the Company on November 16, 2005.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Election of Director

On November 16, 2005, the Board of Directors (the “Board”) of the Company appointed William S. Swelbar, age 47, as a new director of the Company.  Mr. Swelbar is the designee of the Association of Flight Attendants (the “AFA”).  The AFA, as the sole holder of record of one (1) share of the Company’s Series C Special Preferred Stock, is entitled, under the Company’s Amended By-Laws, to fill the vacancy of the Series C Nominated Director (as defined in Section 3.2(c) of the Company’s Amended By-Laws).  The AFA has selected Mr. Swelbar to be the Series C Nominated Director.

The Board of Directors has not named Mr. Swelbar to any committee of the Board of Directors.

Mr. Swelbar is the President and Managing Partner of Eclat Consulting, Inc. (“Eclat”).  During the first six months of 2005, Eclat received consulting fees in the amount of $177,845 from Hawaiian Airlines.

Except as disclosed above, there are no transactions in which Mr. Swelbar has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Chief Financial Officer

On November 16, 2005, Peter R. Ingram was appointed Chief Financial Officer and Treasurer of the Company, effective immediately.  Until such date, Randall L. Jenson had served as interim Chief Financial Officer and Treasurer, a position he had held since June 2004.  Mr. Jenson will remain as a director.

Mr. Ingram, age 39, had worked at AMR Corporation, the parent company of American Airlines and American Eagle Airlines, for eleven years prior to joining the Company.  Since 2002, he served as Vice President of Finance and Chief Financial Officer for American Eagle Airlines.  Prior to that, he spent eight years in finance-related management and director positions for American Airlines.

The Employment Agreement provides for Mr. Ingram to receive an annual base salary of $275,000.  He will also be eligible to receive a target bonus of seventy-five percent (75%) of his annual base salary, subject to the achievement of certain performance targets, and he will receive a $50,000 one-time advance on his fiscal 2006 incentive compensation.  Mr. Ingram will also receive a $50,000 signing bonus and reimbursement of relocation expenses to Hawaii of up to $70,000.  In the event Mr. Ingram’s employment is terminated without cause (as defined in the Employment Agreement), he will receive severance payments in the amount of twelve months’ base salary, and in the event such termination without cause occurs during the first twelve months of Mr. Ingram’s employment, he will also receive reimbursement of relocation expenses from Hawaii of up to $40,000.

On November 16, 2005, Mr. Ingram was awarded stock options (the “Options”) to purchase 100,000 shares of the Company’s common stock (the “Common Stock”).  The Options are exercisable at the fair market value of the Common Stock as of such award date.  The Employment Agreement provides for Mr. Ingram to be awarded two additional tranches of 100,000 options, subject to his continued employment, on the first and second anniversaries of the commencement of his employment.  Such future options will be exercisable at the fair market value of the Common Stock as of the applicable award date of each tranche.  Each tranche will vest at the rate of 33 1/3% per year following the applicable award date of such tranche.

There are no transactions in which Mr. Ingram has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2005

HAWAIIAN HOLDINGS, INC.

By:	/s/ Mark B. Dunkerley
Name: Mark B. Dunkerley
Title: President and Chief Executive Officer